UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 552-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2026, TransMedics Group, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with BioMed Realty (the “Landlord”) for the lease of approximately 498,286 square feet of space located at 188 Assembly Park Drive, Somerville, MA 02145 (the “Premises”) for the Company’s principal executive offices and for research and development, laboratory, manufacturing and assembly, vivarium, office and related uses. The commencement date of the Lease is January 8, 2026 (the “Delivery Date”). The Premises is expected to serve as the Company’s new headquarters beginning on or before January 1, 2028, replacing its existing headquarters at 200 Minuteman Road, Andover, Massachusetts 01810. Base rent accrues on the latter of: (a) January 1, 2028, and (b) the date that is twenty-four (24) months after term commencement date (but in no event later than February 1, 2028) (the “Rent Commencement Date”). The Lease will expire one hundred ninety-two (192) months from the Rent Commencement Date, unless earlier terminated (the “Initial Term”).

The annual base rent under the Lease will initially be approximately $23.9 million and will be subject to a 2% annual increase for each remaining year of the Initial Term. The Company will also be responsible for a pro rata share of the payment of additional rent to cover the Company’s share of the annual operating and tax expenses for the Premises, with the Company’s share estimated to be approximately 100%. The Company holds two consecutive options to extend the Initial Term for additional periods of ten years each, exercisable by written notice delivered not less than 18 months prior to the expiration of the then-current term and subject to customary conditions, including that no default then exists. The Company also holds an option to extend the Lease term for a period of six months, exercisable by written notice delivered not less than 18 months prior to the expiration of the then-current term and subject to customary conditions, including that no default then exists.

The Company has delivered a security deposit to the Landlord in the form of a letter of credit for approximately $18 million, which may be drawn down by the Landlord to be applied for certain purposes upon the Company’s breach of certain provisions under the Lease. The Lease also contains customary provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On January 8, 2026, the Company acquired two parcels adjacent to the Premises in Somerville, Massachusetts from BRE-BMR Assembly Innovation I LLC and BRE-BMR Middlesex LLC, respectively. The purchase price for each property was $15.0 million, plus related costs, title company expenses, and tax payments.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the Company’s use of the Premises, as well as the timing. Each forward-looking statement is subject to risks and uncertainties that could cause actual events to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 29, 2025, the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025, and in the Company’s subsequent Securities and Exchange Commission filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1+	Lease Agreement, by and between TransMedics Group, Inc. and BioMed Realty, dated January 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish such copies of such schedules (or similar attachments) to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMEDICS GROUP, INC.

Date: January 12, 2026	By:	/s/ Gerardo Hernandez
Name: Gerardo Hernandez Title: Chief Financial Officer and Treasurer